EXHIBIT 23




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option plan of Coastal Caribbean Oils & Minerals, Ltd. of our report dated February 10, 1997, with respect to the consolidated financial statements of Coastal Caribbean Oils & Minerals, Ltd. in the Annual

Report (Form 10-K) for the year ended December 31, 1996.



                                           ERNST & YOUNG LLP


Hartford, Connecticut
February 14, 1997